UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 3, 2017

Commission File Number:  001-35300

UBIQUITI NETWORKS, INC.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
33-0097377
(IRS Employer Identification No.)

2580 Orchard Parkway, San Jose, California 95131
(Address of principal executive offices)

408-942-0385
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 3, 2016, the Board of Directors of Ubiquiti Networks, Inc. (the "Company") approved a $50 million stock repurchase program (the "Prior Program"). During the third quarter of fiscal 2017, the Company repurchased an aggregate amount of $50 million of its common stock under the Prior Program.

On March 3, 2017, the Board of Directors of the Company approved a $50 million stock repurchase program (the "New Program"). Under the New Program, the Company may repurchase up to $50 million of its common stock. The New Program expires on March 31, 2018. As part of the New Program, shares may be purchased in open market transactions, including through block purchases, through privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The timing, manner, price and amount of any repurchases will be determined in the Company's discretion and the New Program may be suspended, terminated or modified at any time for any reason. The New Program does not obligate the Company to acquire any specific number of shares, and all open market repurchases will be made in accordance with Rule 10b-18 of the Exchange Act, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITI NETWORKS, INC.

Date:   March 3, 2017
By:	/s/ Robert J. Pera

Name: Robert J. Pera
Title: Chief Executive Officer